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                                                                    EXHIBIT 99.3

                                                                         OCCAM
                                                                        NETWORKS

       Occam Networks CEO to Present at AeA Micro Cap Financial Conference

     SANTA BARBARA, Calif. - May 14, 2002 - Kumar Shah, Chief Executive Officer of Occam Networks Inc., is scheduled to give a presentation today to investors at the American Electronics Association Micro Cap Financial Conference in Monterey, California. In the presentation, Mr. Shah will provide an overview of Occam, its market opportunities, and strategies for growth in light of the anticipated close of its merger with Accelerated Networks, Inc. Highlights of the presentation will include:

     o A discussion of Occam's groundbreaking Broadband Loop Carrier (BLC) system, which enables local carriers to add the bandwidth they need to provide new, revenue-generating broadband services, while also lowering capital expenditures and operating expenses.

     o Occam's growing customer base is expected to result in an annualized revenue run rate of $10 million in Q4, and $15 to $20 million in 2003.

     o Occam's expectation of having more than 30 customers and customer trials by the fourth quarter of 2002 and of initiating its first lab trial with a Regional Bell Operating Company (RBOC) by the end of the year.

     o Occam's belief, based on information assembled from various industry sources, including Telechoice, RHK, the Yankee Group and Worldcom, that its accessible market will grow from approximately $3.5 billion in 2001 to $8.5 billion in 2005, a compound annual growth rate of 25%.

About Occam Networks Inc.

     Occam Networks Inc. develops and markets a suite of Broadband Loop Carriers, innovative Ethernet and IP-based loop carrier platforms that enable incumbent local exchange carriers to profitably deliver a variety of traditional and packet voice, broadband and IP services from a single, converged all-packet access network. Occam is headquartered in Santa Barbara, California. Additional information about the company can be found at www.occamnetworks.com.

     Accelerated Networks has filed a registration statement on Form S-4 in connection with the proposed merger between Accelerated Networks and Occam. The respective stockholders of each company approved the merger of a wholly-owned subsidiary of Accelerated Networks with and into Occam Networks Inc. at special meetings held by each company yesterday. The parties expect to close this transaction later today. In addition to this registration statement, Accelerated Networks files annual,

                                    - more -

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    Occam Networks CEO to Present at AeA Micro Cap Financial Conference - Page 2

quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC's public reference room located at 450 5th Street, N.W., Washington, D.C., 20549. Investors should call the SEC at 1-800-SEC-0330 for further information on this public reference room. The reports, statements and other information filed by Accelerated Networks with the SEC are also available for free at the SEC's web site at www.sec.gov. A free copy of these reports, statements and other information may also be obtained from Accelerated Networks.

                                       ###

     Portions of this press release contain forward-looking statements regarding future events or the future performance of Occam and the combined organization following its merger with Accelerated Networks. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. These factors include, but are not limited to, general market conditions affecting communications service providers purchase of equipment, in particular, DSL-related equipment, changes in service providers' business models, the rate our customers deploy their networks, our customers' ability to secure financing, the timing of order and shipments of products, mix of products sold, changes in the prices of components, ability to maintain production volumes and secure key components, the ability of Accelerated Networks, Occam or the combined organization to develop new products to meet market demand, and the effects of natural disasters, international conflicts and other events beyond our control. Occam does not undertake any obligation to publicly update any forward-looking statements as a result of new information, future events or otherwise. Please refer to Accelerated Networks' most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC, including the proxy statement/prospectus, which contain and identify other important factors that could cause actual results to differ materially from those contained in any forward-looking statements.

Contact:
Press and Trade Analysts                    Investors and Financial Analysts
Daphne Page                                 Jill Fukuhara
Director, Corporate Communications          FRB for Occam
Occam Networks Inc.                         +1 301 407 6539
+1 805 692 2919                             jfukuhara@webershandwick.com
dpage@occamnetworks.com